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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)                   July 1, 1996
                                                                   ------------



                        HEALTHPLAN SERVICES CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                   1-13772                    13-3787901
          --------                   -------                    ----------
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)            File Number)               Identification No.)



            3501 FRONTAGE ROAD, TAMPA, FLORIDA               33607
          --------------------------------------             --------
         (Address of Principal Executive Offices)           (Zip Code)



   Registrant's telephone number, including area code           (813) 289-1000
                                                                --------------




                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)





                            Exhibit Index on Page 5
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 1, 1996, the Registrant acquired all of the issued and outstanding shares of capital stock of Harrington Services Corporation ("Harrington") for a purchase price consisting of (i) approximately $32.5 million in cash, subject to a post-closing adjustment based on the balance sheet of Harrington as of June 30, 1996, and (ii) 1,347,133 shares of common stock with a total market value at time of issuance of approximately $28.8 million. The acquisition was consummated pursuant to the terms of a certain Plan and Agreement of Merger dated May 28, 1996 (the "Agreement") between the Registrant, HealthPlan Services Alpha Corporation, Harrington, and Robert Chefitz as representative of the Harrington shareholders. The purchase price was determined through arms' length negotiation between the parties. As of the date of the closing of this acquisition, there was no material relationship between any of the shareholders of Harrington and the Registrant or any of the Registrant's affiliates, directors, officers or any associate thereof.

         Concurrently with the closing of the merger transaction, the shareholders of Harrington and the Registrant entered into a Registration Rights Agreement, dated July 1, 1996, pursuant to which the Registrant agreed, among other things, to prepare and file with the Securities and Exchange Commission a registration statement (the "Continuous Offering Registration Statement") sufficient to permit the public offering and sale of the Registrant's common stock delivered to the Harrington shareholders as the stock consideration in the merger transaction (the "Registrable Securities"), and to register and qualify such Registrable Securities for sale under the securities or blue sky laws of the jurisdictions which the shareholders may reasonably request. Such Continuous Offering Registration Statement is to become effective no later than October 31, 1996, unless a registration statement with respect to an underwritten offering of the Registrant's common stock (the "Underwritten Offering Registration Statement") becomes effective prior to such date and the ninety (90) lockup period related thereto has not then expired, in which case the Continuous Offering Registration Statement shall become effective within fifty-five (55) days of the expiration of such lockup period. In addition, if the Registrant proposes to file an Underwritten Offering Registration Statement at any time during which the holders of Registrable Securities hold in the aggregate more than 200,000 shares of such securities, and such Registrable Securities have not become saleable under Rule 144, the Registrant shall give advance notice to the holders of such Registrable Securities of its intent to file an Underwritten Offering Registration Statement and the holders of Registrable Securities may request to include such Registrable Securities in the Underwritten Offering, subject to certain limitations.

         A substantial part of the funds used to pay the cash portion of the purchase price were provided to the Registrant under its line of credit with a group of lenders for which First Union National Bank of North Carolina acts as agent, pursuant to a renegotiation of such line of credit under the terms of that certain Credit Agreement dated May 17, 1996, as amended by the First Amendment thereto dated July 1, 1996, by and among the Registrant, HealthPlan Services, Inc., Third Party Management Claims Inc., Healthcare Informatics Corporation, the lenders who are or may become a party thereto, and First Union National Bank of North Carolina, as agent for the lenders. Under this line of credit, the Registrant is permitted to borrow up to $85 million. Interest on funds drawn on this line is calculated on a rolling for quarter pro forma basis. As of July 15, 1996, the amount drawn on this line is $60 million.

(b) Harrington's principal business is the administration of medical benefits for self-funded health care plans of primarily large groups, and its assets are comprised of contracts for the provision of such administration services. With the exception of office equipment, none of the assets of Harrington as of the consummation of the merger constituted plant, equipment or tangible property.





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         It is impracticable to provide the required financial statements of Harrington at this time; accordingly, such financial statements shall be filed by amendment as soon as they are available.

(b)      Pro Forma Financial Information.

         It is impracticable to provide the required pro forma financial information at this time. Such pro forma financial information shall be filed by amendment as soon as it is available.

(c)      Exhibits.

         See Exhibit Index on page 5.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on July 15, 1996.

                                       HEALTHPLAN SERVICES CORPORATION
                                       (Registrant)


                                       By:   /s/ JAMES K. MURRAY, JR.
                                          ---------------------------
                                       James K. Murray, Jr.
                                       President and Chief Executive Officer






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                                 EXHIBIT INDEX


EXHIBIT                                                                                           SEQUENTIAL
NUMBER                               DESCRIPTION                                                  PAGE NO.
- ------                               -----------                                                  --------
 2                  Plan and Agreement of Merger dated May 28, 1996 between HealthPlan            6
                    Services Corporation, HealthPlan Services Alpha Corporation,
                    Harrington Services Corporation, and Robert Chefitz as Shareholders'
                    Representative

23                  Consent of Richard A. Eisner & Co. LLP                                        *

27                  Financial Data Schedules                                                      *


         *  to be filed by amendment





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